UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2015

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Results of Operations and Financial Condition.

On October 22, 2015, 1st Source Corporation issued a press release that announced its third quarter earnings for 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors amended the Company's bylaws effective October 22, 2015 to (i) establish a majority vote standard for the election of directors in an uncontested election, (ii) require tender of the resignation of an incumbent director who does not receive a majority vote for re-election, (iii) authorize the Board to accept or reject the resignation or take other action as appropriate and (iv) require disclosure of the Board's rationale if it determines to reject such resignation or otherwise allow the incumbent director to continue in office.

ITEM 8.01    Other Events.

The Executive Compensation and Human Resources Committee of the Board of Directors amended the 1982 Executive Incentive Plan effective October 21, 2015 to (i) establish a maximum annual award to any single employee of $1 million in any calendar year, (ii) establish a maximum long-term award of $1 million to any single employee in any calendar year and (iii) commencing with awards made in 2016 for 2015 performance, require each new or existing participant who has not already signed and delivered to the Company the Company's standard form of Confidentiality and Non-Solicitation Agreement to do so as a condition for continued participation and receipt of awards under the Plan. The Executive Compensation and Human Resources Committee also amended the Strategic Deployment Incentive Plan (formerly known as the 1998 Performance Compensation Plan) effective October 21, 2015 to lower the maximum award to any single employee from $5 million to $1 million in any calendar year.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit 99.1:    Press release dated October 22, 2015, with respect to 1st Source Corporation’s financial results for the third quarter ended September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: October 22, 2015	/s/ CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board and CEO

Date: October 22, 2015	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer